EXHIBIT 10.25

THIRD AMENDED AND RESTATED GENERAL SECURITY AGREEMENT

THIS THIRD AMENDED AND RESTATED GENERAL SECURITY AGREEMENT dated as of February 28, 2007 (this "Agreement"), between Simclar, Inc., a Florida corporation ("Simclar"), Simclar (Mexico) Inc, a Illinois corporation ("Simclar - Mexico"), Simclar Interconnect Technologies, Inc. ("SIT"), a Delaware corporation, Simclar (North America), a North Carolina corporation (“Simclar NA”), Simclar De Mexico, S.A. de C.V., an entity organized under the laws of Mexico ("Simclar SA") (Simclar SA, SIT, Simclar, Simclar NA and Simclar - Mexico shall be individually known as a "Grantor" and collectively as the "Grantors"), and The Governor and Company of the Bank of Scotland (the "Lender") of the Facility Letter in respect of a $5,650,000 term loan originally dated October 2, 2001, as amended on January 17, 2003, July 1, 2003, October 14, 2004 and December 21, 2005, between Lender and Simclar (the "Term Loan Facility Letter"), the Facility Letter in respect of $7,500,000 working capital facilities originally dated October 2, 2001, as amended on July 25, 2002, November 10, 2003, October 14, 2004, December 21, 2005 and January 26, 2007 between Lender and Simclar (the "Working Capital Facilities Letter") and the Facility Letter in respect of $1,000,000 additional working capital facilities dated December 21, 2005, as amended on January 26, 2007, between Lender, Simclar and SIT (the “Additional Working Capital Facilities Letter,” and together with the Term Loan Facility Letter and the Working Capital Facilities Letter, the "Facilities Letters") and for and on behalf of each person or other entity which is now or hereafter a Security Beneficiary (as such term is defined below).

As an express condition of Lender agreeing to make additional loans to Simclar and SIT, the Lender required, inter alia, that Grantors provide additional security for the performance of all of the obligations under the Loan Documents, which security Simclar agreed to provide in accordance with the terms of that certain Second Amended and Restated General Security Agreement dated as of February 23, 2006, between Simclar, Lender and the other parties named therein (the "Original Security Agreement"); and

Grantors desire to amend and restate the terms of the Original General Security Agreement in order to, inter alia, provide additional collateral to the Lender in order to induce Lender to fund the additional amounts under the Facilities Letters, and Lender is amenable to such amendment and restatement in accordance with the terms set forth herein; and

Each Grantor acknowledges that it has benefited from the loans already extended by the Lender to Simclar pursuant to the terms of the Loan Documents, and that is willing to derive further benefit from the funding by Lender; and

It is a condition precedent to the obligation of Lender agreeing to make available to Simclar the facilities under the Facilities Letters (and the execution of any amendment thereto) that Grantors shall have executed and delivered this Agreement to the Lender for the benefit of the Security Beneficiaries.

Accordingly, the Grantors and the Lender, for the benefit of each of the Security Beneficiaries, hereby agree as follows:

1.    DEFINITIONS

Capitalized terms used in this Agreement but not defined herein shall have the meanings given to such terms in the Facilities Letters. As used herein, the following terms shall have the following meanings:

"Accounts" means, with respect to each Grantor, all "accounts" (as defined in the UCC), including health-care-insurance receivables and Supporting Obligations, now owned or hereafter acquired by such Grantor and shall also mean and include all accounts receivable, contract rights, book debts, Facilities Letters, drafts and other obligations or indebtedness owing to such Grantor arising from the sale, lease or exchange of goods or other property by it and/or the performance of services by it (including any such obligation which might be characterized as an account, contract right or General Intangible under the UCC in effect in any jurisdiction) and all of such Grantor's rights in, to and under all purchase orders for goods, services or other property, and all of such Grantor's rights to any goods, services or other property represented by any of the foregoing (including returned or repossessed goods and unpaid sellers' rights of rescission, replevin, reclamation and rights to stoppage in transit) and all monies due to or to become due to such Grantor under all contracts for the sale, lease or exchange of goods or other property and/or the performance of services by it (whether or not yet earned by performance on the part of such Grantor), in cash case whether now in existence or hereafter arising or acquired including the right to receive the proceeds of such purchase orders and contracts and all collateral security and guarantees of any kind given by any Person with respect to any of the foregoing.

"Chattel Paper" has the meaning set forth in the UCC (whether tangible or electronic).

"Collateral" means (a) with respect to any Grantor, all of the following types and categories of personal property, wherever located, in which such Grantor now has or hereafter acquires any right or interest: all Accounts, Chattel Paper, Commercial Tort Claims identified on Annex V hereto (including any supplement to such Annex), Contracts, Deposit Accounts, Documents, Fixtures, General Intangibles, Goods (including Inventory, Equipment and any accessions thereto), Instruments, Intellectual Property, Investment Property, Pledged Deposits, Receivables, special collateral accounts and all books and records, customer lists and credit files related to any of the foregoing, and all proceeds and products of any of the foregoing, and (b) when used generally, all of the foregoing in which any Grantor now has or hereafter acquires any right or interest, provided, however, the term "Collateral" shall not include, (x) any Intellectual Property or software licenses to the extent that: (i) such Intellectual Property or software licenses are not assignable or capable of being encumbered as a matter of law or under the terms of the agreement for such Intellectual Property or licenses, without the consent of the other parties thereto or licensor thereof, and (ii) such consent has not been obtained or (y) any equipment leased by a third party to Grantor to the extent that: (i) such leased equipment is not assignable or capable of being encumbered as a matter of law or under the terms of the equipment lease for such leased equipment, without the consent of the lessor thereof, and (ii) such consent has not been obtained, and (z) any Contract, contract right, license, agreement, lease pertaining to real or personal property or any other document, instrument or agreement of any Grantor (each such item referred to in clause (x), (y) and (z) hereof of such Grantor being hereinafter referred to as "Excluded Property"), if the granting of a security interest therein by such Grantor to the Lender is expressly prohibited by the terms and provisions of the written agreement, document or instrument creating or evidencing such Excluded Property or rights related thereto or by applicable law (it being understood and agreed that the Grantors shall provide to the Lender written notice of any Excluded Property and, promptly following a request by the Lender, such Grantor shall use its best efforts to obtain from the Person in whose favor the prohibition has been granted any waiver or consent necessary in order to remove or terminate such prohibition or permit the Lender to have a security interest in the Grantors rights to any such Excluded Property subject to such a prohibition and referred to in such request, and that any such Excluded Property so referred to shall constitute part of the Collateral as of the date hereof automatically upon the execution and delivery of the applicable waiver or consent).

"Commercial Tort Claim" has the meaning set forth in the UCC.

"Contracts" means all contracts, agreements and other similar consensual obligations, as the same may from time to time be amended, supplemented or otherwise modified, including (a) all rights to receive moneys due and to become due thereunder or in connection therewith, (b) all rights to damages arising out of any breach or default in respect thereof and (c) all rights to perform and to exercise remedies thereunder.

"Copyrights" means (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof, and all applications in, connection therewith, including all registrations, recordings and applications in the United States Copyright Office, and (ii) the right to obtain all renewals thereof.

"Copyright Licenses" means any written agreement naming any Grantor as licensor or licensee, granting any right under any Copyright, including the grant of rights to manufacture, distribute, exploit, and sell materials derived from any Copyright.

"Default Period" means any period during which one or more Events of Default are continuing.

"Deposit Accounts" has the meaning set forth in the UCC.

"Documents" means all "documents" (as defined in the UCC) or other receipts covering, evidencing or representing Goods, now owned or hereafter acquired, by any Grantor.

"Equipment" means all "equipment" (as defined in the UCC) now owned or hereafter acquired by any Grantor, including all rolling stock.

"Event of Default" means an "Event of Default" as set forth in the Term Loan Facility Letter.

"Excluded Property" has the meaning set forth in the definition of Collateral.

"Farm Products" has the meaning set forth in the UCC.

"Fixtures" means all "fixtures" (as defined in the UCC) and all goods which are or are to be attached to real property in such a manner that their removal would cause damage to the real property and which have therefore taken on the character of the property.

"General Intangibles" means all "general intangibles" (as defined in the UCC), including payment intangibles and Software, now owned or hereafter acquired by any Grantor, including (i) all right, title and interest in or under any Contract, models, drawings, materials and records, claims, literary rights, goodwill, rights of performance and warranties, (ii) all Intellectual Property, copyright licenses, copyrights, patent licenses, patents, trademark licenses, trademarks, other intellectual property rights, trade secrets, permits and licenses and (iii) all rights under insurance policies and rights of indemnification.

"Goods" has the meaning set forth in the UCC, including, without limitation, embedded Software to the extent included in such Goods.

"Grantor Obligations" means the collective reference to the unpaid principal and interest under the Facilities Letters (including interest accruing at the then applicable rate provided in the Facilities Letters after the final repayment date referred to therein or any acceleration thereof pursuant to the terms of the Facilities Letters or after the commencement of any insolvency, reorganization or like proceeding relating to Simclar) and all other obligations and liabilities of any Grantor to the Lender or the Security Beneficiaries, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of or in connection with the Facilities Letters, the other Loan Documents or any other document made, delivered or given by any Grantor in connection with the Loan Documents, in each case whether on account of principal, interest, reimbursement obligations, foes, indemnities, costs, expenses or otherwise (including all fees and disbursements of counsel to the Lender or the Security Beneficiaries that are required to be paid by any Grantor pursuant to the terms of any of the foregoing).

"Instruments" means all "instruments," "chattel paper" (whether tangible or electronic) or "letters of credit" (each as defined in the UCC), including those evidencing, representing, arising from or existing in respect of, relating to, securing or otherwise supporting the payment of, any of the Accounts, including (but not limited to) the Facilities Letters, drafts, bills of exchange, trade acceptances and Letter-of-Credit Rights, now owned or hereafter acquired by any Grantor.

"Intellectual Property" means all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign law or otherwise, including: all patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice); all trademarks, service marks, trade dress, trade names and corporate names and all the goodwill associated therewith; all registered and unregistered statutory and common law copyrights; all registrations, applications and renewals for any of the foregoing; all mask works; all trade secrets, confidential information, ideas, formulae, compositions, know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, improvements, proposals, technical and computer data, financial, business and marketing plans, and customer and supplier lists and related information; all other proprietary rights (including all computer software and documentation and all license agreements and sublicense agreements to and from third parties relating to any of the foregoing); all copies and tangible embodiments of the foregoing (in whatever form or medium); all damages and payments for past, present and future infringements of the foregoing; all royalties and income due with respect to the foregoing; and the right to sue (whether at law or in equity) and recover for past, present and future infringements of the foregoing, and for the avoidance of doubt, to the extant not included in, the foregoing, all Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks and Trademark Licenses.

"Intellectual Property Collateral" means any Intellectual Property constituting a part of the Collateral.

"Inventory" means all "inventory" (as defined in the UCC), now owned or hereafter acquired by any Grantor, wherever located, and shall also mean and include all raw materials and other materials and supplies, work-in-process and finished goods and any products made or processed therefrom and all substances, if any, commingled therewith or added thereto.

"Investment Property" has the meaning set forth in the UCC.

"Letter-of-Credit Rights" has the meaning set forth in the UCC (whether or not the letter of credit is evidenced by a writing).

"Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or similar encumbrance, whether voluntary or involuntary or arising by operation of law, in respect of such asset, including the Security Interests. For purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

"Loan Document" the "BoS Documents" as defined in Term Loan Facility Letter, together with this Agreement or any other financing statement, agreement, document or instrument entered into or delivered pursuant thereto or hereto.

"Material Alteration" has the meaning set forth in Section 4.8(b)(ii).

"Patents" means (i) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith, (ii) all applications for letters patent of the United States or any other country or any political subdivision thereof an all divisions, continuations and continuations-in-part thereof, and (iii) all rights to obtain any reissues or extensions of the foregoing.

"Patent License" means all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent.

"Permitted Liens" means (i) Liens for taxes, assessments, governmental charges or claims that are not yet due and payable or that are being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with generally accepted accounting principals ("GAAP") shall have been made, (ii) statutory and common law Liens of landlords and carriers, warehousemen, mechanics, suppliers, repairmen or other similar liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made, (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, (iv) those Liens on Equipment set forth on Annex IV hereto, and (v) Liens permitted pursuant to the Facilities Letters.

"Person" means any individual, corporation, company, limited liability company, voluntary association, partnership, limited liability partnership, joint venture, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

"Pledge Agreement" means that certain Third Amended and Restated Pledge Agreement dated February 23, 2006 and executed in connection with the Facilities Letters.

"Pledged Account" has the meaning set forth in Section 7.1.

"Pledged Deposits" means all deposits of money, whether or not evidenced by certificates, with any bank (including all rights to receive interest on such deposits and all other sums credited by or due from third parties with respect thereto), which originate from Collateral or Proceeds and which are deposited with any bank or other financial institution following an Event of Default.

"Proceeds" means all proceeds of, and all other profits, products, rentals or receipts, in whatever form, arising from the collection, sale, lease, exchange, assignment, licensing or other disposition of, or other realization upon, collateral, including all claims of any Granter against third parties for loss of, damage to or destruction of, or for proceeds payable under, or unearned premiums with respect to, policies of insurance in respect of, any Collateral, and any condemnation or requisition payments with respect to any Collateral, in each case whether now existing or hereafter arising.

"Receivables" means the Accounts, Chattel Paper, Pledged Deposits, Documents, General Intangibles, Intellectual Property representing rights to the payment of money (however arising), and any related Instruments.

"Released Collateral" has the meaning set forth in Section 9.10(c).

"Security Beneficiary" means the Lender and any assignee, novatee or transferee of any of the rights and obligations of the Lender under the Facilities Letters.

"Security Interests" means the security interests in the Collateral granted hereunder securing the Grantor Obligations.

"Software" has the meaning set forth in the UCC.

"Supporting Obligations" has the meaning set forth in the UCC.

"Trademarks" means (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivisions thereof, or otherwise and all common-law rights related thereto, and (ii) the right to obtain all renewals thereof.

"Trademark License" means any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark.

"UCC" means the Uniform Commercial Code as from time to time in effect in the State of Florida; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of a security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than Florida, "UCC" means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection; and provided further that to the extent that the UCC is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the UCC, the definition of such term contained in Article or Division 9 shall govern.

2.    GRANT.

To secure payment, performance and observance of the Grantor Obligations, each Grantor hereby: (i) pledges, and grants to the Lender, for the benefit of the Lender and the other Security Beneficiaries, a continuing security interest in, and a right of set-off against, such Grantor's Collateral (including the Intellectual Property Collateral) and all present and future right, title and interest of such Grantor therein; and (ii) upon demand by the Lender, upon the occurrence of an Event of Default and until such Event of Default shall have been cured, assigns, transfers and conveys the Intellectual Property Collateral to the Lender, for the benefit of the Lender and the other Security Beneficiaries.

The security interests and assignments granted herein shall not relieve any Grantor from the performance of any term, covenant, condition or agreement on such Grantor's part to be performed or observed under or in respect of any of the Collateral or impose any obligation on the Lender or any Security Beneficiary to perform or observe any such term, covenant, condition or agreement on such Grantor's part to be so performed or observed or impose any liability on the Lender or any Security Beneficiary for any act or omission on the part of such Grantor relative thereto or for any breach of any representation or warranty on the part of such Grantor contained in this Agreement or any of the Loan Documents or in respect of the Collateral or made in connection herewith or therewith.

3.    REPRESENTATIONS AND WARRANTIES.

Each Grantor hereby represents and warrants to the Lender and to each Security Beneficiary, as of the date hereof (which representations and warranties are in addition to, and not in lieu of or in limitation of any representations and warranties made in any of the other Loan Documents) that:

Section 3.1. Principal Location; Jurisdiction of Incorporation. Such Grantor's mailing address, and the location of its chief executive office and each location of any books and records (including all computer data and related software including source codes) relating to the Accounts is disclosed in Annex I hereto; such Grantor has no other places of business except those set forth in Annex I hereto. Simclar is a corporation duly organized, validly existing and in good standing in the State of Florida. Simclar - Mexico is a corporation duly organized, validly existing and in good standing in the State of Illinois. Simclar SA is an entity duly organized, validly existing and in good standing under the laws of Mexico. Simclar NA is an entity duly organized, validly existing and in good standing in the State of North Carolina.

Section 3.2. Property Locations. Except as permitted hereby, the Inventory, Equipment and Fixtures are located solely at the locations described in Annex I hereto. Except as permitted hereby, none of such locations are leased by such Grantor as lessee except those so designated in Annex I hereto.

Section 3.3. No Other Names. Except as listed on Annex II hereto, such Grantor does not conduct or has not conducted any trade or business under any name except the name in which it has executed this Agreement. Such Grantor has not been a party to any merger or consolidation in the last five years except as disclosed on Annex II.

Section 3.4. Filing Requirements. None of the Equipment is covered by any certificate of title. None of the Collateral consists of property subject to a statute or treaty referred to in Section 9-311 of the UCC (other than Intellectual Property Collateral). None of the Collateral is of a type with respect to which any Lien may be filed under any federal statute except for patents, copyrights and trademarks held by such Grantor and described in Annex III hereto.

Section 3.5. No Financing Statements. Except for financing statements filed with respect to the Equipment set forth on Annex IV, no financing statement describing all or any portion of the Collateral which has not lapsed or been terminated has been filed in any jurisdiction except financing statements naming the Lender as secured party.

Section 3.6. Title to Properties. Such Grantor has good and marketable title to and ownership of the Collateral held by it, free and clear of all Liens except Permitted Liens. Such Grantor has taken all actions necessary under the UCC to perfect its interest in any Accounts purchased or otherwise acquired by it, as against its assignors and creditors of its assignors. Except for the Equipment set forth on Annex IV, no Collateral is in the possession of any Person (other than such Grantor) asserting any claim thereto or Security Interest therein, except that the Lender may have possession of Collateral as contemplated hereby.

Section 3.7. Intellectual Property. Annex III hereto contains a complete and accurate list as of the date hereof of all patented and registered Intellectual Property owned by such

Grantor and all pending patent applications and applications for the registration of other Intellectual Property owned or filed by such Grantor. Annex III also contains a complete and accurate list of all licenses and other rights granted by such Grantor to any third party with respect to the Intellectual Property and licenses and other rights granted by any third party to such Grantor. Except as set forth on Annex III such Grantor has made all necessary filings and recordations and has paid all required fees and taxes to record and maintain its ownership of the patented or registered intellectual property rights in the United States Patent and Trademark Office and the United States Copyright Office and in each other applicable filing office (whether in the United States or otherwise) and no consents are required under any licenses listed in Annex III to the grant of the security interest to, and exercise of any rights and remedies of, the Lender.

Section 3.8. Contracts. No consent of any party to any Contract is required in connection with the execution, delivery and performance of this Agreement, other than consents which if not obtained could not, individually or in the aggregate, result in a Material Adverse Effect and those consents set forth in clauses (x)(i) and (y)(i) under the definition of "Collateral."

Section 3.9. Farm Products. None of the Collateral constitutes, or is the Proceeds of, Farm Products.

Section 3.10. Perfection Certificate. The information set forth in the Perfection Certificate substantially in the form of Exhibit A attached hereto and delivered to the Lender on the date hereof and prior to the execution and delivery of this Agreement is correct and complete.

Section 3.11. Security Interest. The Security Interests constitute valid security interests under the UCC and other applicable law securing the Grantor Obligations. The Security Interests constitute perfected security interests in the Collateral to the extent that a security interest therein may be perfected (a) by filing pursuant to the UCC, (b) with respect to registered Intellectual Property Collateral, by filing with the United States Patent and Trademark Office or the United States Copyright Office, or (c) with respect to money, letters of credit, instruments and certificated securities, by possession of the Collateral if maintained by the Lender or any Security Beneficiary. Such perfected Security Interests are and at all times shall be prior to all Liens and rights of others therein except for (a) unrecorded Permitted Liens which are (i) not for borrowed money, (ii) are not securing obligations which are past due and (iii) have priority over the Security Interests by operation of law, and (b) Permitted Liens on Equipment existing on the date hereof and identified on Annex IV.

Section 3.12. Receivables. No amount payable to such Grantor under or in connection with any Receivable is evidenced by any Instrument or Chattel Paper which has not been delivered to the Lender; none of the obligors on any Receivable is a governmental authority (including any the United States, any state thereof, or any other United States or foreign federal, state or local governmental agency, authority, instrumentality, regulatory body or subdivision); and the amounts represented by each Grantor to the Lender or any Security Beneficiary from time to time as owing to such Grantor in respect of the Receivables will at all such times be accurate in all material respects.

4.    COVENANTS.

From the date of this Agreement, and thereafter until this Agreement is terminated:

Section 4.1. Inspection and Verification. The Lender and such Persons as the Lender may designate from time to time shall have the right, at any reasonable time or times upon prior notice and during each Grantor's usual business hours, to inspect the Collateral, all records related thereto (and to make extracts and copies from such records), and the promises upon which any of the Collateral is located. In addition, the Lender and its designees shall have such other inspection and verification rights concerning the Collateral as are provided or permitted under other of the Loan Documents.

Section 4.2. Records and Reports. Each Grantor will maintain complete and accurate books and records with respect to the Collateral, and furnish to the Lender such reports relating to the Collateral as the Lender shall from time to time reasonably request.

Section 4.3. Financing Statements and Other Actions. Each Grantor will execute and deliver to the Lender and hereby authorizes the Lender to file all financing statements and amendments thereto and other documents, and take such other actions, as are from time to time reasonably requested by the Lender in order to perfect and to maintain and protect a first priority perfected Security Interest in the Collateral or to enable the Lender, on behalf of the Security Beneficiaries, to exercise and enforce its rights and remedies hereunder with respect to the Collateral.

Section 4.4. Change in Location or Name; Change in Jurisdiction of Organization. Each Grantor will not (i) have any Inventory or Equipment or products thereof (other than Inventory sold in the ordinary course of its business) at a location other than a location specified in Annex I hereto, except for Inventory and Equipment in transit between such locations, (ii) maintain records relating to the Receivables at a location other than those locations specified on Annex I hereto as a location where such records are kept, (iii) maintain a place of business at a location other than a location specified on Annex I hereto, (iv) change its name or jurisdiction of organization, or (v) change its mailing address, unless in each such case such Grantor shall have given the Lender at least 30 days' prior written notice thereof and delivered any financing statements or other documents requested by the Lender.

Section 4.5. Other Financing Statements; Other Liens. Each Grantor will not sign, authorize the signing on its behalf or authorize the filing of any financing statement naming it as debtor which covers all or any portion of the Collateral, except financing statements naming the Lender as secured party and those filed in respect of Permitted Liens. Each Grantor shall not create, permit or suffer to exist any Liens on or with respect to any of the Collateral except Permitted Liens on Equipment existing on the date hereof and identified on Annex IV. Each Grantor acknowledges that it is not authorized to file any amendment or termination statement with respect to any financing statement without the prior written consent of the Lender and agrees that it will not do so without the prior written consent of the Lender (other than such filings that are made with respect to Permitted Liens), subject to such Grantor's rights under Section 9-509(d)(2) of the UCC.

Section 4.6. Accounts.

(a) Except as otherwise provided in this Agreement, each Grantor will collect and enforce in accordance with its past collection practices and procedures, at each Grantor's sole expense, all amounts due or hereafter due to such Grantor under the Accounts.

(b) Except in the ordinary course of business, each Grantor will not, without the Lender's prior written consent, grant any extension of the time of payment of any of the Accounts, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any Person liable for the payment thereof, or allow any credit or discount whatsoever thereon.

Section 4.7. Maintenance of Inventory and Equipment. Each Grantor will do all things necessary to maintain, preserve, protect and keep the Inventory in saleable condition and the Equipment in as good a state of repair and condition as at the date hereof except for ordinary wear and tear.

Section 4.8. Insurance.

(a) Each Grantor hereby irrevocably makes, constitutes, and appoints the Lender (and all officers, employees, or agents designated by the Lender) as such Grantor's true and lawful attorney (and agent-in-fact) for the purpose of making, settling, and adjusting claims under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument, or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. In the event that a Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required by Section 4.8(b) or to pay any premium in whole or part relating thereto, the Lender may, without waiving or releasing any obligation or liability of such Grantor hereunder or any Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other action with respect thereto as the Lender deems advisable. All such sums so disbursed by the Lender, including reasonable attorneys' fees and expenses, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by such Grantor to the Lender and shall be additional Grantor Obligations secured hereby.

(b) (i) Each Grantor will maintain, with financially sound and reputable companies, insurance policies (A) insuring the Collateral against loss by fire, explosion, theft and such other casualties in accordance with its past business practices and (B) to the extent requested by the Lender, insuring such Grantor, the Lender and the Security Beneficiaries against liability for loss by fire, explosion, theft and such other casualties, personal injury and property damage relating to such Collateral in such form and amounts as may be reasonably required by the Lender.

(ii) All such insurance shall at all times (A) provide that no cancellation, material reduction in amount or material change in coverage (collectively, a "Material Alteration"), thereof shall be effective until at least 30 days after receipt by the Lender of written notice thereof except, in the case of any Material Alteration resulting from nonpayment of premiums, in which instance such Material Alteration shall not be effective until at least 10 days after receipt by the Lender of written notice thereof, (B) name the Lender as insured party or loss payee, and (C) be reasonably satisfactory to the Lender in all other respects.

(iii) Each Grantor shall deliver to the Lender a report of a reputable insurance broker with respect to such insurance as the Lender may from time to time reasonably request.

Section 4.9. Titled Vehicles. Upon request of the Lender, each Grantor shall promptly execute and deliver any instruments and documents that may be necessary or that the Lender may request in order to perfect the Security Interests in all property now or hereafter owned by such Grantor and subject to a certificate of title.

Section 4.10. Bailees. If any Collateral of a Grantor is in the possession or control of any warehouseman, processor or other bailee, such Grantor shall notify such warehousemen, processors and other bailees in writing (with a copy to the Lender) of the Lender's security interest therein and, upon the occurrence and continuation of an Event of Default and upon the Lender's request, instruct such Persons to hold all such Collateral for the Lender's account and subject to the Lender's instructions. Each Grantor will use its best efforts to obtain from any warehouseman, processor or other bailee written acknowledgment, in form and substance satisfactory to Lender, that such warehouseman, processor or other bailee holds possession of the Collateral for the Lender's benefit. If any Grantor is unable to obtain a written acknowledgment of the type required by the previous sentence from any warehouseman, processor or other bailee, then such Grantor shall move such Collateral to a warehouseman, processor or bailee who will provide the required acknowledgment. If more than $100,000 of Collateral of a Grantor is held by a bailee, such Grantor will file a financing statement in the appropriate jurisdiction against such bailee in a form appropriate for the underlying transaction. In addition, each Grantor agrees that if any warehouse receipt or receipt in the nature of a warehouse receipt is issued with respect to any of its Inventory, such warehouse receipt or receipt in the nature of a warehouse receipt shall not be "negotiable" (as such term is defined in Section 7-104 of the Uniform Commercial Code as in effect in any relevant jurisdiction or under other relevant law), or, if any warehouse receipt or receipt in the nature thereof is "negotiable" (as such term is so used), such Grantor shall promptly take all action as may be required under the relevant jurisdiction to grant a perfected security interest in such Collateral to the Lender for the benefit of the Security Beneficiaries.

Section 4.11. Delivery of Pledged Collateral; Control of Collateral. To the extent not required to be delivered to the Lender pursuant to another provision of this Agreement or pursuant to another Loan Document, each Grantor will hold in trust for the Lender upon receipt and, upon the occurrence of an Event of Default and the continuation thereof or if otherwise requested by the Lender, promptly deliver to the Lender the originals of all Instruments, Documents, Chattel Paper, letters of credit, certificated securities and certificates issued in respect of Pledged Deposits, which shall be endorsed in blank, marked with such legends and accompanied by such stock powers and assignments as the Lender shall specify. To the extent Pledged Deposits constitute Deposit Accounts, each Grantor shall take all steps that may be required (including the obtaining and furnishing to the Lender appropriate account control agreements as required under Section 9-104 of the UCC) to grant "control" (as defined in Section 9-104 of the UCC) to the Lender. Each Grantor further agrees to take such steps as Lender may reasonably request for the Lender to obtain "control" (as set forth in corresponding provisions in

Sections 9-104, 9-105, 9-106 and 9-107 relating to what constitutes "control" for such items of Collateral) of any Investment Property, other Deposit Accounts, Letter-of-Credit Rights or electronic Chattel Paper, with any agreements establishing control to be in form and substance satisfactory to the Lender.

Section 4.12. Investment Property. If a Grantor acquires any Investment Property (whether or not a certificated security), such Grantor (i) shall take and cause all other relevant parties to take all such actions as may be requested by the Lender (including obtaining for the Lender the agreement of any securities intermediary to comply with instructions and entitlement orders originated by the Lender without further consent of such Grantor or other registered owner or entitlement holder) in order to cause the Security Interests in such Collateral to be perfected by "control" (as such term is used in Articles 8 and 9 of the UCC) and (ii) will take and will cause such other relevant parties to take all other action necessary or appropriate to create and maintain a perfected first priority Lien in such Investment Property in favor of the Lender for the benefit of the Security Beneficiaries.

Section 4.13. Intellectual Property Covenant. Each Grantor shall make all necessary filings and recordings and pay all required fees and taxes to record and maintain its registration and ownership of, and do all other things and take all other actions necessary to preserve, protect and maintain, each item of Intellectual property owned by it, other than such items the loss or forfeiture of which would not individually or in the aggregate have a Material Adverse Effect. Without limiting the foregoing:

(a) Each Grantor (either itself or through licensees) will (i) continue to use each material Trademark on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such trademark in full force free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under such Trademark, (iii) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable requirements of law, (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Lender, for the benefit of the Security Beneficiaries, shall obtain a perfected Security Interest in such mark pursuant to this Agreement, and (v) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark may become invalidated or impaired in any way.

(b) Each Grantor (either itself or through licensees) will not do any act, or omit to do any act, whereby any material Patent may become forfeited, abandoned or dedicated to the public.

(c) Each Grantor (either itself or through licensees) (i) will employ each material Copyright and (ii) will not (and will not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any material portion of the Copyrights may become invalidated or otherwise impaired. Such Grantor will not (either itself or through licensees) do any act whereby any material portion of the Copyrights may fall into the public domain.

(d) Each Grantor (either itself or through licensees) will not do any act that knowingly uses any material Intellectual Property to infringe the intellectual property rights of any other Person.

(e) Each Grantor will notify the Lender and the Security Beneficiaries immediately if it knows, or has reason to know, that any application or registration relating to any material Intellectual Property may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Grantor's ownership of, or the validity of, any material Intellectual Property or such Grantor's right to register the same or to own and maintain the same.

(f) Whenever a Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall report such filing to the Lender within five business days after the last day of the fiscal quarter in which such filing occurs. Upon request of the Lender, each Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Lender may request to evidence the Security Interest in any Copyright, Patent or Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby.

(g) Each Grantor shall take all reasonable and necessary steps, including in any proceeding before the United Status Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the material Intellectual Property, including filing of applications for renewal, affidavits of use and affidavits of incontestability.

(h) In the event that any material Intellectual Property is infringed, misappropriated or diluted by a third party, each Grantor shall (i) take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and (ii) if such Intellectual Property is of material economic value, promptly notify the Lender after it learns thereof and sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution.

Section 4.14. Federal Claim.

(a) Claims. Each Grantor will notify the Lender of any material Receivable which constitutes a claim against the United States government or any instrumentality or agency thereof, the assignment of which claim is restricted by federal law.

(b) Action. Upon the request of the Lender, each Grantor will take all reasonable actions required to comply to the Lender's satisfaction, with the Assignment of Claims Act of 1940, as amended, or any similar applicable law, with respect to any such material Receivable.

Section 4.15. Commercial Tort Claims. If any Grantor shall at any time acquire a Commercial Tort Claim, then such Grantor shall immediately notify the Lender in writing signed by such Grantor of the brief details thereof and grant to the Lender in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to the Lender.

Section 4.16. Subsidiaries. If any Grantor shall at any time control, directly or indirectly, or acquire any direct or indirect equity participation in, any corporation, partnership, trust or other business association, then such Grantor shall immediately notify the Lender in writing signed by such Grantor of the details thereof and take all action with may be necessary to grant to the agent a security interest therein. Simclar agrees to cause Simclar - England to become a party to this Agreement upon the acquisition of any assets.

5.    REMEDIES UPON DEFAULT.

Upon the occurrence and during the continuance of an Event of Default, whether or not all of the Grantor Obligations shall have become due and payable, the Lender may, in addition to its rights under any of the Loan Documents:

Section 5.1. General. Exercise any or all of the rights and remedies provided (i) in this Agreement, (ii) to a secured party when a debtor is in default under a security agreement governed by the UCC or (iii) to a secured party when a debtor is in default by any other applicable law including any law governing the exercise of a bank's right of set-off or bankers' lien. Without precluding any other methods of sale, the sale of Collateral shall be deemed to have been made in a commercially reasonable manner if conducted in conformity with reasonable commercial practices of commercial lenders disposing of similar property, but in any event the Lender may sell Collateral on such terms as the Lender may choose without assuming any credit risk and without any obligation to advertise or give notice of any kind not expressly required under this Agreement or required by applicable law (to the extent such notice may not be waived under applicable law).

Section 5.2. Sale or Disposition of Collateral. Collect, receive, appropriate and realize upon the Collateral, and sell, resell, assign, lease, give option or options to purchase, or otherwise dispose of, transfer and deliver all or any part of the Collateral (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Lender or any Security Beneficiary or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Lender or any Security Beneficiary shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released to the fullest extent permitted by applicable law. To the fullest extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Lender or any Security Beneficiary arising out of the exercise by them of any rights hereunder.

Section 5.3. Access to Leased Premises. Immediately enter upon any premises leased by any Grantor for the storage, warehousing or maintenance of Inventory and remove, take possession and dispose of, or store at another site, such Inventory in the Lender's sole discretion.

Section 5.4. Pledged Deposits. Without any necessity on the Lender's part to resort to other security or sources of reimbursement for the Grantor Obligations, at any time during the continuance of an Event of Default and without notice to any Person, exercise rights of set-off against any of the Pledged Deposits (general or special, time or demand, provisional or final) or other sums of any Grantor in the possession of or in transit to the Lender for application to the Grantor Obligations, which rights shall be cumulative with the Lender's other rights and remedies including other rights of set-off.

Section 5.5. Grant of License to Use General Intangibles. For the purpose of enabling the Lender to exercise rights and remedies thereunder during the continuation of an Event of Default, each Grantor hereby grants to the Lender an irrevocable, nonexclusive license (to the extent permitted by applicable law, exercisable without payment of royalty or other compensation to such Grantor) to use, assign, license or sublicense any of the General Intangibles to the extent permitted by the terms of such General Intangibles, wherever the same may be located, including in such license reasonable access to all media in which any of the General intangibles may be recorded or stored and to all computer programs used for the compilation or printout thereof. Notwithstanding the foregoing, the Lender shall have no obligations or liabilities regarding any or all or the General Intangibles by reason of or arising out of, this Agreement.

Section 5.6. Specific Performance. Each Grantor agrees that, in addition to all other rights and remedies granted to the Lender in this Agreement and any other Loan Document, the Lender shall be entitled to specific performance said injunctive and other equitable relief, and each Grantor further agrees to waive any requirement for the securing or posting of any bond or other security in connection with the obtaining of any such specific performance and injunctive or other equitable relief.

Section 5.7. Additional Liabilities Upon Default. Upon the request of the Lender after the occurrence and during the continuance of an Event of Default, each Grantor will promptly

(a) Assembly of Collateral. Assemble and make available to the Lender the Collateral and all records relating thereto at any place or places specified by the Lender within the continental United States of America.

(b) Secured Party Access. Permit the Lender, or the Lender's representatives and agents, to enter any premises where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral and to remove all or any part of the Collateral.

6.    WAIVERS, AMENDMENTS AND REMEDIES.

No failure on the part of the Lender to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy by the Lender preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law. The Lender shall not be deemed to have waived any rights hereunder or under any other agreement or instrument unless such waiver shall be in writing and signed by such parties.

7.    PROCEEDS; COLLECTION OF RECEIVABLES.

Section 7.1. Collection of Receivables. The Lender may at any time during a Default Period, without notice to any Grantor, elect to enforce collection of any Receivable, require that the Proceeds of Receivables or other Collateral be paid directly to the Lender or to any account specified by the Lender and/or require that Proceeds of Receivables or other Collateral received by such Grantor be deposited into any account specified by the Lender (any account referred to in this sentence being a "Pledged Account"). During any Default Period, each Grantor shall (if requested to do so by Lender), and/or Lender may, promptly notify the account debtors or obligors of the Receivables of the Lender's interest therein and direct such account debtors or obligors to make payment of all amounts then or thereafter due under the Receivables directly to the Lender or to any account specified by the Lender. During a Default Period, each Grantor shall hold in trust for the Lender all amounts and Proceeds received by it with respect to the Receivables and other Collateral, shall segregate all such amounts and Proceeds from other funds of such Grantor, and shall at all tames thereafter promptly deliver to the Lender (or into any Pledged Account as the Lender may specify) all such amounts and Proceeds in the same form as so received, whether by cash, check, draft or otherwise, with any necessary endorsements. Each Grantor will execute and deliver to the Lender, for delivery by the Lender to each bank or other financial institution with which it maintains any bank or deposit account (or if so instructed by the Lender will execute and deliver directly to each such bank or other financial institution) such notices as the Lender may from time to time request advising each such bank or other financial institution that Proceeds deposited to an account during a Default Period constitute Pledged Deposits hereunder, subject to the Security Interest granted hereby, and instructing each such bank or other financial institution that during the Default Period each Pledged Account and all Pledged Deposits are to be maintained by such bank or other financial institution subject to the absolute dominion and control of the Lender and are to be delivered, disbursed or otherwise distributed solely in accordance with the instructions of the Lender, and such Grantor shall take all such other actions as may otherwise be required under applicable law to perfect the Security Interest in the Pledged Accounts and Pledged Deposits.

Section 7.2. Application of Proceeds.

(a) During the continuance of an Event of Default, the Lender shall have the continuing and exclusive right to apply or reverse and re-apply any and all payments to any portion of the Grantor Obligations. To the extent that a Grantor makes a payment or payments to the Lender or the Lender receives any payment or proceeds of the Collateral, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds, the Grantor Obligations or part thereof intended to be satisfied and this Agreement shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by such party.

(b) The proceeds of any sale of or collection of Collateral, as well as any Collateral consisting of cash, shall be applied by the Lender first, to the payment of the costs and expenses of any such sale or collection, including reasonable fees and disbursements of the Lender's agents and counsel, and of any judicial proceeding wherein the same may be made, and of all expenses, liabilities and advances (to the extent such advances are reasonably made for the protection of the Collateral or the enforcement of the Lender's security interest in the Collateral) made or incurred by the Lender, together with interest thereon, second, in satisfaction of the Grantor Obligations in the order set forth in the Facilities Letter, and third, to whomsoever may be lawfully entitled to receive any surplus. Each Grantor shall remain liable for any deficiency if the proceeds of sale or other disposition of the Collateral are insufficient to pay the Grantor Obligations and the fees and disbursements of any attorneys employed by the Lender or any Security Beneficiary to collect such deficiency. Upon any sale of the Collateral by the Lender (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Lender or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Lender or such officer or be answerable in any way for the misapplication thereof.

8.    GENERAL PROVISIONS.

Section 8.1. Notice of Disposition of Collateral. Any notice of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made shall be deemed reasonable if given to each Grantor at least 10 days prior to the time of any such public sale or the time after which any such private sale or other disposition may be made.

Section 8.2. Compromises and Collection. Each Grantor recognizes that set-offs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Receivables, that certain of the Receivables may be or become uncollectible in whole or in part and that the expense and probability of success in litigating a disputed Receivable may exceed the amount that reasonably may be expected to be recovered with respect to a Receivable. In view of the foregoing, each Grantor agrees that the Lender may at any time and from time to tune upon the occurrence and during the continuance of an Event of Default, compromise with the obligor on any Receivable, accept in full payment of any Receivable such amount as the Lender in its sole discretion shall determine or abandon any Receivable, and any such action by the Lender shall be commercially reasonable so long as the Lender acts in good faith based on information known to it at the time it takes any such action.

Section 8.3. Secured Party Performance of Debtor Secured Liabilities. Without having any obligation to do so, the Lender may perform or pay any obligation which any Grantor has agreed to perform or pay in this Agreement but has not performed or paid on the due date therefor and such Grantor shall reimburse the Lender for any amounts paid or incurred pursuant to this Section 8.3. Each Grantor's obligation to reimburse pursuant to the preceding sentence shall be Grantor Obligations payable on demand.

Section 8.4. Authorization for Secured Party To Take Certain Action. Each Grantor irrevocably authorizes the Lender at any time and from time to time in the sole discretion of the

Lender and appoints the Lender as its attorney-in-fact to act on behalf of such Grantor, in the name of such Grantor or otherwise, from time to time in the Lender's discretion, to take any action and to execute any instrument which the Lender may deem necessary or advisable to accomplish the purposes of this Agreement, including (but as to the matters described in the following clauses (ii), (iv), (vi), (vii), (viii), (x) and (xi), only upon the occurrence and during the continuance of an Event of Default): (i) to execute on behalf of such Grantor as debtor and to file financing statements, continuation statements and amendments thereto necessary or desirable in the Lender's sole discretion to perfect and to maintain the perfection and priority of the Lender's security interest in the Collateral; (ii) to endorse, deposit and collect any cash, Instruments and other proceeds of the Collateral: (iii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Collateral as a financing statement in such offices as the Lender in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the Lender's security interest in the Collateral; (iv) to enforce payment of the Receivables in the name of the Lender or such Grantor; (v) to cause the proceeds of any Collateral received by the Lender or any Security Beneficiary to be applied to the Grantor Obligations as contemplated by the Loan Documents; (vi) to sign such Grantor's name on any invoice or bill of lading relating to any Receivable, on drafts against customers, on schedules and assignments of Receivables, on notices of assignment, financing statements and other public records, on verifications of accounts and on notices to customers; (vii) to notify the post office authorities to change the address for delivery of such Grantor's mail to an address designated by the Lender, and to receive, open and dispose of all mail addressed to such Grantor; (viii) to send requests for verification of Receivables to customers or account debtors (provided that this clause shall not limit the Lender's rights under Section 4.1); (ix) to do any act or thing which the Lender ought to execute and do under the terms of this Agreement or which may be required or deemed proper in the exercise of any rights or powers conferred on the Lender for any of the purposes of this Agreement; (x) to grant or issue any exclusive or nonexclusive license under the Collateral to anyone; (xi) to assign, pledge, convey or otherwise transfer title in or to or dispose of the Collateral to anyone, including assignments, recordings, registrations and applications therefor in the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency of the United States, any State thereof or any other country or political subdivision thereof, and to execute and deliver any and all agreements, documents, instruments of assignment or other papers necessary or advisable to effect any of the foregoing or the recordation, registration, filing or perfection thereof; and (xii) to file financing statements, continuation statements and amendments thereto that describe the Collateral (a) as all assets of such Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC, or (b) as being of an equal or lesser scope or with greater detail, and which contain any other information required by Part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment, including (x) whether the Grantor is an organization, the type of organization and any organization identification number issued to the Grantor and (y) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to cut, a sufficient description of the real property to which the Collateral relates. Each Grantor hereby ratifies all that such attorneys shall lawfully do or cause to be done by virtue hereof and also ratifies its authorization for the Lender to have filed in any UCC jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released. The powers conferred on the Lender and the other Security Beneficiaries hereunder are solely to protect the Lender's and the Security Beneficiaries' interests in the Collateral and shall not impose any duty upon the Lender or any Security Beneficiary to exercise any such powers. The Lender and the Security Beneficiaries shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

Section 8.5. Use and Possession of Certain Premises. Upon the occurrence and during the continuance of an Event of Default, the Lender or its agents or representatives shall be entitled to occupy and use any premises owned or leased by any Grantor where any of the Collateral or any records relating to the Collateral are located until the Grantor Obligations are paid in full or until the Collateral is removed therefrom, whichever occurs first, without any obligation to pay such Grantor for such use and occupancy.

Section 8.6. Standard of Care. The Lender's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Lender deals with similar property for its own account. Neither the Lender, any Security Beneficiary nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.

Section 8.7. Specific Provisions Regarding Execution and Filing of Financing Statements. Pursuant to the UCC and any other applicable law, each Grantor authorizes the Lender to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral or to use a generic description such as "all assets" or "all property" without the signature of such Grantor in such form and in such offices as the Lender reasonably determines appropriate to perfect the security interests granted hereunder. To the extent permitted under the UCC, a photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.

9.    MISCELLANEOUS.

Section 9.1. [Intentionally Omitted]

Section 9.2. [Intentionally Omitted]

Section 9.3. Security Interest Absolute. The obligations of each Grantor under this Agreement are independent of the obligations under any of the other Loan Documents, and a separate action or actions may be brought and prosecuted against any single, or every, Grantor to enforce this Agreement. All rights of the Lender hereunder, the security interests granted hereby, and all Grantor Obligations of each Grantor hereunder, shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of any of the Loan Documents, any agreement with respect to any of the Grantor Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Grantor Obligations, or any other amendment or waiver of or any consent to any departure from any of the Loan Documents or any other agreement or instrument, (c) any exchange, release or non-perfection of any other Collateral, or any release, amendment or waiver of, or consent to or departure from, any guaranty for all or any of the Grantor Obligations, or (d) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Grantor Obligations or in respect of this Agreement.

Section 9.4. Lender's Fees and Expenses - Indemnification.

(a) Each Grantor agrees to pay upon demand to the Lender the amount of any and all out-of-pocket expenses, including the reasonable fees and expenses of its counsel and of any experts or agents, which the Lender may reasonably incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Lender hereunder, or (iv) the failure by any Grantor to perform or observe any of the provisions hereof.

(b) Without limiting the foregoing, each Grantor agrees to pay, and to save the Lender and the Security Beneficiaries harmless from, and to indemnify them against, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement. Any such amounts payable as provided hereunder shall be additional Grantor Obligations secured by this Agreement and the other Loan Documents to which the Grantors are a party. Each Grantor further agrees to pay, and to save the Lender and the Security Beneficiaries harmless from, and to indemnify them against, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, or arising out of or relating to the Lender's or any Security Beneficiary's relationship with such Grantor hereunder or under any other Loan Document.

Section 9.5. Binding Agreement; Assignments. This Agreement, and the terms, covenants and conditions hereof, shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that no Grantor shall be permitted to assign this Agreement or any interest herein.

Section 9.6. Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Florida, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Florida or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Florida.

Section 9.7. Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal and unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 9.8. Section Headings; Interpretation. Section headings used herein are for convenience only and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement. The use of the word "including" or any variation or derivative thereof in this Agreement is by way of example rather than by limitation. The language used in this Agreement will be deemed to be the language chosen, by the Lender and the Grantors to express their mutual intent. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Grantors and the Lender, and no presumption or burden of proof will arise favoring or disfavoring any Person by virtue of the authorship of any of the provisions of this Agreement.

Section 9.9. Counterparts. This Agreement may be authenticated in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and any of the parties hereto may authenticate this Agreement by signing any such counterpart. This Agreement may be authenticated by manual signature, facsimile or, if approved in writing by the Lender and the Grantors, electronic means, all of which shall be equally valid.

Section 9.10. Termination.

(a) At such time as all of the Grantor Obligations (other than any indemnity and similar obligations which expressly survive termination of this Agreement and are not then due and payable) have been paid irrevocably and in full, this Agreement and all obligations (other than those expressly stated to survive such termination) of the Lender and the Grantors shall terminate, and the Collateral shall be released from the Security Interests created hereby, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of the Grantors following any such termination, the Lender shall deliver to each Grantor any Collateral of such Grantor then held by the Lender hereunder and shall execute and deliver to such Grantor or authorize the filing of but without recourse to or warranty by the Lender, such Uniform Commercial Code termination statements and similar documents prepared by such Grantor which such Grantor shall reasonably request to evidence the release of the Collateral from the security constituted hereby.

(b) Notwithstanding anything to the contrary contained in this Agreement, this Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make are assignment for any benefit of creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Grantor Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Grantor Obligations, whether as a "voidable preference," "fraudulent conveyance" or otherwise, all as though such payment, or any part thereof, had not been made.

(c) Notwithstanding anything in this Security Agreement to the contrary, the Grantors may, to the extent permitted by the Facility Letters sell, assign, transfer or otherwise dispose of any Collateral. In addition, the Collateral shall be subject to release from time to time (with the Collateral referred to in the immediately preceding sentence, the "Released Collateral") in accordance with the facility Letters. The Liens under this Security Agreement shall terminate with respect to the Released Collateral (other than Released Collateral that is sold, assigned, transferred or otherwise disposed to a Grantor or any other Guarantor) upon such sale, transfer, assignment, disposition or release, and upon the written request of the Grantor, the Lender shall execute and deliver such instrument or document as may be necessary to release the Liens granted hereunder; provided, however, that (i) the Lender shall not be required to execute any such documents on terms which, in the Lender's opinion, would expose the Lender to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Grantor Obligations or any Liens on (or obligations of any Grantor in respect of all interests retained by any Grantor, including without limitation, the proceeds of any sale, all of which shall continue to constitute part of the Collateral unless and until applied strictly in accordance with the Loan Documents.

Section 9.11. CONSENT TO JURISDICTION AND SERVICE OF PROCESS. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY GRANTOR WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN MIAMI, FLORIDA AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT EACH GRANTOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. TO THE EXTENT PERMITTED BY LAW, EACH GRANTOR AND THE AGENT ON BEHALF OF ITSELF AND EACH OF THE LENDERS HEREBY AGREES THAT SERVICE UPON IT BY CERTIFIED MAIL SHALL CONSTITUTE SUFFICIENT NOTICE AND SERVICE OF PROCESS. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE AGENT TO BRING PROCEEDINGS AGAINST ANY GRANTOR IN THE COURTS OF ANY OTHER JURISDICTION.

Section 9.12. WAIVER OF JURY TRIAL. EACH GRANTOR AND THE AGENT, ON BEHALF OF ITSELF AND EACH OF THE LENDERS, EACH HEREBY IRREVOCABLY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT, OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT HEREOF; AND EACH GRANTOR HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE

LAW, THE RIGHT TO INTERPOSE ANY SET OFF OR COUNTERCLAIM OR CROSS-CLAIM IN CONNECTION WITH ANY SUCH LITIGATION, IRRESPECTIVE OF THE NATURE OF SUCH SETOFF, COUNTERCLAIM OR CROSS-CLAIM EXCEPT TO THE EXTENT THAT THE FAILURE SO TO ASSERT ANY SUCH SETOFF, COUNTERCLAIM OR CROSS-CLAIM WOULD PERMANENTLY PRECLUDE THE PROSECUTION OF OR RECOVERY UPON SAME, Notwithstanding anything contained In this Agreement to the contrary, no claim may be made by any Grantor against the Lender or any Security Beneficiary for any lost profits or any special, indirect or consequential damages in respect of any breach or wrongful conduct (other than willful misconduct or actual fraud) in connection with, arising out of or in any way related to the transactions contemplated hereunder, or any act, omission or event occurring in connection therewith; and each Grantor hereby waives, releases and agrees not to sue upon any such claim for any such damages. EACH GRANTOR AGREES THAT THIS SECTION IS A SPECIFIC AND MATERIAL ASPECT OF THIS AGREEMENT AND ACKNOWLEDGES THAT THE LENDERS WOULD NOT EXTEND TO THE GRANTORS THE FACILITIES UNDER THE FACILITIES LETTERS IF THIS SECTION WERE NOT PART OF THIS AGREEMENT.

Section 9.13. Notices.

All notices and other communications provided for hereunder shall be in writing (including telegraphic or telecopier communication) and mailed, telegraphed, telecopied or delivered to the address set forth in the Facilities Letters or to such other address and/or with such other copy or copies as the intended recipient may have specified by prior notice to the notifying party. All such notices and other communications shall, when mailed, telegraphed, telecopied or telexed, be effective when deposited in the mails, delivered to the telegraph company or telecopied and confirmed by answerback, respectively, addressed as aforesaid; except that notices and other communications to the Lender shall not be effective until received by the Lender. Delivery by telecopier of an executed counterpart of any amendment or waiver or any provision of any Loan Document shall be effective as delivery of an original executed counterpart thereof.

Section 9.14. Acknowledgements. Each Grantor acknowledges that: (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents; (b) neither the Lender, any other Lender nor any Security Beneficiary has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between each Grantor, on the one hand, and the Lender, each other Lender and the other Security Beneficiaries, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and (c) no joint venture is created hereby or by the Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Security Beneficiaries or among any Grantor and the Security Beneficiaries.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

GRANTORS:	SIMCLAR, INC. By: /s/ Barry J. Pardon Name: Barry J. Pardon Title: President

SIMCLAR (MEXICO) INC. By: /s/ Barry J. Pardon Name: Barry J. Pardon Title: President

SIMCLAR DE MEXICO, S.A. DE C.V. By: /s/ Barry J. Pardon Name: Barry J. Pardon Title: President

SIMCLAR INTERCONNECT TECHNOLOGIES INC. By: /s/ Barry J. Pardon Name: Barry J. Pardon Title: President

SIMCLAR (NORTH AMERICA) By: /s/ Barry J. Pardon Name: Barry J. Pardon Title: President

STATE OF FLORIDA	)
) ss:
COUNTY OF MIAMI-DADE	)

The foregoing instrument was acknowledged before me this 28th day of February, 2007, by Barry J. Pardon as President of Simclar, Inc., a Florida corporation (the "Borrower"), and before me executed the attached Third Amended and Restated Security Agreement dated February 28, 2007, on behalf of the Borrower.

/s/ Roxana L. Alvarez

NOTARY PUBLIC

[Stamp]

(Print, Type or Stamp Commissioned Name of Notary Public)

STATE OF FLORIDA	)
) ss:
COUNTY OF MIAMI-DADE	)

The foregoing instrument was acknowledged before me this 28th day of February, 2007, by Barry J. Pardon as President of Simclar (Mexico) Inc., an Illinois corporation (the "Borrower"), and before me executed the attached Third Amended and Restated Security Agreement dated February 28, 2007, on behalf of the Borrower.

/s/ Roxana L. Alvarez

NOTARY PUBLIC

[Stamp]

(Print, Type or Stamp Commissioned Name of Notary Public)

STATE OF FLORIDA	)
) ss:
COUNTY OF MIAMI-DADE	)

The foregoing instrument was acknowledged before me this 28th day of February, 2007, by Barry J. Pardon as President of Simclar Interconnect Technologies, Inc., a Delaware corporation (the "Borrower"), and before me executed the attached Third Amended and Restated Security Agreement dated February 28, 2007, on behalf of the Borrower.

/s/ Roxana L. Alvarez

NOTARY PUBLIC

[Stamp]

(Print, Type or Stamp Commissioned Name of Notary Public)

STATE OF FLORIDA	)
) ss:
COUNTY OF MIAMI-DADE	)

The foregoing instrument was acknowledged before me this 28th day of February, 2007, by Barry J. Pardon as President of Simclar Mexico, S.A. de C.V. (the "Borrower"), and before me executed the attached Third Amended and Restated Security Agreement dated February 28, 2007, on behalf of the Borrower.

/s/ Roxana L. Alvarez

NOTARY PUBLIC

[Stamp]

(Print, Type or Stamp Commissioned Name of Notary Public)

STATE OF FLORIDA	)
) ss:
COUNTY OF MIAMI-DADE	)

The foregoing instrument was acknowledged before me this 28th day of February, 2007, by Barry J. Pardon as President of Simclar (North America), a North Carolina corporation (the "Borrower"), and before me executed the attached Third Amended and Restated Security Agreement dated February 28, 2007, on behalf of the Borrower.

/s/ Roxana L. Alvarez

NOTARY PUBLIC

[Stamp]

(Print, Type or Stamp Commissioned Name of Notary Public)

LENDER:

EXECUTED and DELIVERED
for and on behalf of THE GOVERNOR
AND COMPANY OF THE BANK OF
SCOTLAND in the presence of:-                                                                                   /s/ Peter Gordon

Authorized Signatory

/s/ Douglas A. Archibald            Witness

Doublas A. Archibald                  Full Name

Bank of Scotland                           Address

Edinburgh